UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2018

SIENTRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36709	20-5551000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 South Fairview Avenue, Suite 200

Santa Barbara, CA 93117

(Address of principal executive offices, with zip code)

(805) 562-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events.

Sientra, Inc. (the “Company”) has reached an Agreement-in-Principle (“Agreement-in-Principle”) with the Staff of the Division of Enforcement (the “Staff”) of the U.S. Securities and Exchange Commission (“SEC”) to settle, without admitting or denying, charges arising out of the SEC’s investigation into alleged false and misleading statements or omissions made in connection with its follow-on public offering (the “Offering”) that closed on September 23, 2015. Those charges include alleged violations of Section 10 of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder, and Sections 17(a)(1)-(3) of the Securities Act of 1933, as amended.

There is no monetary component to the Agreement-in-Principle, but it will contain an order prohibiting future violations of the securities laws. The Agreement-in-Principle is subject to review and approval by the Commissioners of the SEC.

The Staff informed the Company on March 1, 2018 that it was considering bringing charges against the Company related to the Offering. A settlement would allow the Company to resolve those charges without protracted litigation, significant legal costs, and distracting management from driving the business forward. To the Company’s knowledge, the SEC does not intend to charge any of the Company’s current officers or directors in connection with its investigation.

The Company previously reported having settled all shareholder class action litigation related to this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SIENTRA, INC.

Date: March 26, 2018	By:	/s/ Jeffrey M. Nugent
Jeffrey M. Nugent
Chairman of the Board of Directors and Chief
Executive Officer